EXHIBIT 2.01

                       ARTICLES OF INCORPORATION OF

                           THE M.M. LEAD COMPANY



                        ARTICLES OF INCORPORATION OF
                       -----------------------------
                           THE M.M. LEAD COMPANY
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     KNOW ALL MEN BY THESE PRESENTS, That we the undersigned, citizens and residents of the United States, being desirous of forming a corporation under the laws of the State of Utah, for the purposes and on the terms hereinafter stated, have associated and do hereby associate ourselves together under and in accordance with the general incorporation statutes and the statutes amendatory thereof and supplementary thereto, of said State of Utah, and for that purpose do hereby certify and agree as follows, to-wit:


     1.   The name of the corporation shall be THE M.M. LEAD COMPANY.

     2.   This corporation is organized in Fillmore, Millard County, Utah.

     3.   The names of the incorporators and their places of residence are as follows:

     4.   The period of existence of this corporation shall be ninety-nine years from the date of its organization or until such time prior thereto as it may be dissolved or disincorporated in accordance with law.

     5.  The purpose, pursuit, and businesses for which this corporation is formed and in which it may engage, and the powers, objects, and purposes which may be exercised, promoted and carried on by it,

          are:

          (a) To engage in and conduct any one or more or all of the businesses, particularly including, but not limited to, the businesses of mining, milling and smelting of ores, and all the allied branches connected with or associated with mining, milling and smelting of ores.


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          (b)   To carry on a general engineering, construction and
contracting business, and to do and perform every act and thing usually incident thereto; to carry on a general salvage, liquidation and realization business and to do a general commission and brokerage business with reference to securities, plants, works, structures, and other property, both real and personal of every kind and description.

          (c) To issue shares of stock (of any class), bonds, debentures, debenture stock, notes, and other securities and obligations of this corporation for cash, for labor done, for property, real and personal, or leases thereof, or options thereon, or for any combination of any of the foregoing, or in exchange for stock, debentures, debenture stock, bonds, securities, or obligation of any person, firm, association, corporation, or other organization whatsoever.

          (d) Without restriction to hold, purchase, mortgage, and convey property and property rights of every kind, and to have one or more offices, and to carry on and conduct all or any part of its business, in any of the States, Districts, Territories, or Colonies of the United States, and in all foreign countries, subject to the laws of such State, District, Territory, Dependency, Colony or Country.

          (e) Without in any particular way limiting any of the objects and powers of this corporation, whether conferred upon it by law or by these articles of incorporation, it is hereby expressly declared and provided that this corporation shall have power to borrow money, and to issue bonds and other obligations, in payment for property purchased or acquired by it, or for any other object in or about its business; to mortgage or pledge any stock, bonds or other obligations, or any property which may be acquired by it for the security of any bonds or other obligations by it issued or incurred; to guarantee any dividends or bonds or contracts or other obligations; to make and perform contracts of any kind and description in carrying on its business or for the purpose of


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attaining or furthering any of its objects, to do any and all other acts and things, and to exercise any and all other powers which a partnership or natural person could do or exercise, and which now or hereafter may be authorized by law, and to do so as principal, agent, contractor, trustee, or otherwise, and either alone or in company with others.

          (f) In general, to have and exercise all the powers and privileges now or hereafter conferred by the laws of the State of Utah upon corporations organized and existing thereunder, and to do all and everything which is suitable, convenient, necessary or proper for the exercise of any and all of the powers conferred upon this corporation; and to carry on any other business in connection therewith whether manufacturing or otherwise not contrary to the laws of the State of Utah.

          (g) The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of powers shall not be held to limit or restrict in any manner the powers or purposes of this corporation, such of which as expressed herein shall be regarded as a separate and independent powers or purposes and all of which are in furtherance of, in addition to, and not in limitation of the general powers conferred by the laws of the State of Utah.

     6. The general business of this corporation shall be carried on in Fillmore, Millard County, in the State of Utah, but the corporation may have and maintain offices and transact business in any other one or more places in the world. Meetings of the stockholders of the company may be held at its office in Fillmore, Utah, or at such other place or places as may be provided herein or by the by-laws of the corporation; and meetings of the board of directors, and of any committee thereof, may be held at any place or places outside the State of Utah, or elsewhere within the State of Utah than its principal office, as may be provided by the by-laws of the corporation or by resolution of its board of directors.

     7. The amount of stock of the corporation for which each party has subscribed is as follows:
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     8.   The total number of shares of stock of this corporation
authorized is one million shares of common stock, of a par value of ten cents per share, which may be issued by this corporation from time to time in such manner as may be fixed by its board of directors. The number of shares which it will begin business with is six hundred thousand shares, and four hundred thousand shares is hereby set aside as treasury stock to be disposed of under the direction of the board of directors for future development as they see fit.

     The following described property which is of a fair cash value of $60,000.00 is hereby accepted in full payment for 600,000shares of stock in this corporations, towit:

     The Blue Bell Lode Mining Claim located in Millard County, Utah, and described in location notice filed with the county Recorder of Millard County, Utah, and recorded in Book 5, Page 300 and all supplementary notices amendatory thereto.

     The Raymond Lode Mining Claim located in Millard County, Utah and described in location notice filed with the County Reorder of Millard County, Utah, and recorded in Book 5, Page 386 and all supplementary notices amendatory thereto:

     The Snow Storm Lode Mining Claim located in Millard County, Utah and described in location notice filed with the County Reorder of Millard County, Utah, and recorded in Book 5, Page 388 and all supplementary notices amendatory thereto:

     The Long Deer Trail Lode Mining Claim located in Millard County, Utah and described in location notice filed with the County Reorder of Millard County, Utah, and recorded in Book 7, Page 317 and all supplementary notices amendatory thereto:

     The Snow Storm No. 1 Lode Mining Claim located in Millard County, Utah and described in location notice filed with the County Reorder of Millard County, Utah, and recorded in Book 7, Page 307 and all supplementary notices amendatory thereto:

     The Raymond No 1. Lode Mining Claim located in Millard County, Utah and described in location notice filed with the County Reorder of Millard County, Utah, and recorded in Book 7, Page 307 and all supplementary notices amendatory thereto, together with all buildings, machinery, tools, implements and equipment of every kind located upon said mining claims and used in the development and operation thereof and the tenements, hereditaments and appurtenances.

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     9.   This corporation shall have the following officers: six
directors, a president, vice-president, secretary and a treasurer. The following persons are hereby named as directors of this corporation: Frank Paxton, D. Hunter, M.M. Steele, Jr., J.M. Taylor, W.R. Black and A.A. Kimball; and each such person shall serve as director until the first annual meeting of the stockholders of this corporation as herein provided, and until his successor is duly elected and qualified, unless his term of
office is sooner terminated in any of the other ways herein provided.   And
the following persons are hereby appointed to other offices of this corporation mentioned after their names, vis: Frank Paxton, president; D. Hunter, vice president; M.M. Steele, Jr., secretary; D. Hunter, treasurer; and each of such persons shall serve as such officer until the election of a new board of directors, and until his successor is duly elected and qualified, unless his term of office is sooner terminated in any of the ways herein provided.

     Any competent person who is, or who becomes, upon the completion of the organizations of this corporation and the issuance of stock by it, the holder of at least one thousand shares of the stock of this corporations; shall be qualified to act as one of its directors, but if any director of this corporation, after it shall have commenced business and issued stock, shall cease to be a stockholder of this corporation for such a number of shares, his office shall immediately become vacant and his power and authority as director of this corporation shall immediately cease and determine. Both the president and vice president of this corporation must be directors of the corporation, and if the person holding either office shall cease to be a director of this corporation, his power and authority as such officer shall likewise cease and determine and such office shall become vacant. A director may hold any one or more offices of this corporation other than that of director; and two of such other offices may be held by the same person except that the same person shall not be both president and vice president of this corporation.

     Upon the termination of the respective terms of office of the persons herein named as officers of this corporation, its offices shall be filled as follows: directors shall be elected by the stockholders of the corporation at the annual of special meeting of stockholders as hereinafter provided, except where the board of directors of the company is herein authorized to fill the vacancy by appointment; and the officers of the corporation other than the directors shall be appointed by action of the board of directors. At the first annual meeting of the stockholders of this corporation the directors shall be elected with their respective terms of office as follows: two directors shall be elected for a term of one year, two directors for a term of two years, and two directors for a term of three years. The term of office of each director so chosen shall be until the annual meeting of the stockholders of this company at which his term of office expires, and until his successor is duly elected and

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qualified, except as it may earlier be terminated in any of the other ways herein provided. And at each annual meeting after the first annual meeting two directors shall be elected for a term of three years each. And the term of office of each other officer so chosen shall be until the election of the two new directors, and until his successor is duly elected and qualified, except as it may be earlier terminated in any of the ways herein provided. The annual meeting of the stockholders of this corporation shall be held at two o'clock P.M. on the first Monday in June of each year, commencing with the year 1927; and special meetings of the stockholders of this corporation may be held at any other time and for any other purpose as may be provided in its by-laws. All meetings of the stockholders of this corporation for the election of directors, or for any other purpose, shall be held in the office of the corporation in Fillmore, Millard County, Utah, except as may be otherwise provided in its by-laws, or required by law; and ten days notice of the time and place of each such meeting shall be given to each stockholder of record of this corporation at the close of business on the fifteenth day, prior to the date of such meeting, by mailing a copy of such notice to each such stockholder at his last known post office address, as shown by the books of this corporation.

     No stockholders meeting shall be held unless the holders of a majority of such outstanding stock of the corporation shall be present or represented at such meeting; and until otherwise provided by the by-laws, it shall require the affirmative vote of the holders of a majority of such outstanding stock to determine any question or election at such meeting.

     In case the holders of less than a majority of such outstanding stock are present or are represented at such meeting, the stock holders present may adjourn the meeting from time to time as they may see fit. No further notice need be given of a meeting held pursuant to such adjournment, and any business may be transacted thereat which might have been transacted at the original meeting had the holders of a majority of such outstanding stock been then present.


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     In case the holders of less than a majority of such outstanding stock are present or are represented at such meeting, the stockholders present may adjourn the meeting from time to time as they may see fit. No further notice need by given of a meeting held pursuant to such adjournment, and any business may be transacted thereat which might have been transacted at the original meeting and the holders of a majority of such outstanding stock been then present.

     Any officer of this company many resign at any time by written resignation addressed to the corporation and delivered to the president or secretary-treasurer of the company, or if there be none, to any other officer of the company. Such resignation shall take effect and the office resigned shall become vacant at the time specific in such resignation or when accepted by the board of directors of the company. Any officer of this company, other than a director, may be removed at any time and with or without cause by action of its board of directors; and a director may be removed at any time and with or without cause upon the affirmative vote of the holders of a majority of the outstanding stock of this corporation at any annual or special meeting of the stock holders of such corporation in the notice of which there shall have been included a statement of the intention to propose such removal. Vacancies caused by death, resignation, removal, or in any other manner in any office of this company other than director may be filled by appointment by its board of directors; and any such vacancies in the board of directors may be filled in like manner, provided there remains a quorum, of such board of directors qualified to act thereon. In the event of sufficient vacancies in the board of directors to reduce the number of directors to less than a quorum, the vacancies shall be filled by election by the stockholders of this company at any special or regular meeting of such stock holders.

     10. A majority of the whole of directors provided for herein, shall be necessary to form a quorum for the transaction of business, and the exercise of any of the powers vested in the board of directors of this corporation; and no appointment shall be made or action taken by the directors of this corporation except on the affirmative vote of sufficient of the directors of this company to form a quorum for the transaction of business herein provided.

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     11.  The private property of the stockholders of the corporation shall not be liable for its debts or obligations.

     12. (a) except as otherwise provided in these articles, or by the laws of the State of Utah, all the powers conferred upon the corporation shall be exercised in such manner as may be prescribed by its board of directors acting in accordance with the laws and these articles of incorporation, and any by-laws that may be adopted in pursuance thereof; and in furtherance and not in limitation of any of the powers otherwise conferred upon the said boar do directors, such board of directors is expressly authorized, without previous authorization or subsequent ratification by the stockholders of this company:

          (1) To make, alter, amend, and repeal such prudential by-laws for the government of the affairs of the company as it may deem necessary or desirable in that connection, and not inconsistent with this agreement or the Statutes of the State of Utah, and by means of such by-laws, the said board of directors shall have power to define the powers and duties of the other officers of this corporation, to provide for special meeting of stockholders, to prescribe the time and manner of calling and holding meetings of the directors of this corporation, and in general, to prescribe such other rules and regulations as said board of directors may deem suitable or desirable for the management of this corporation and the conduct of its business.

          (2) To fix the amount to be reserved as a working capital over and above the consideration received for its capital stock.

          (3) To borrow money on the credit of this corporation and authorize and cause to be executed its notes, bonds, debentures, or other evidences of indebtedness, obligations, or liability of the corporation; and, for such consideration, whether in cash or property, or both, and upon such terms as it may deem proper and for the best interests of this corporation, to exchange, sell, lease, or otherwise dispose of all or any part of the property of this corporation, and at its discretion, distribute or re-invest the proceeds thereof.

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          (4) To designate two or more of the directors of this company as an executive committee, which committee, when the board of directors are not in session, except as may be otherwise provided in the by-laws or by resolution of the board of directors of this company, shall have and exercise any and all the powers of the board of directors of this company, and shall have power to authorize the seal of the company to be affixed to all papers which may require it.

     (b) The board of directors and executive committee, or other committee designated by the board, in addition to the power to set in the usual manner at a meeting, shall, except as otherwise provided by law, have power to act by resolution in writing, signed by all of its members, and showing the vote of each member thereon, which resolution, if approved by sufficient of the members thereof to act at a meeting, shall be and constitute action by such body to the effect therein expressed, to the same extent and with the same force and effect as if the same had been passed by a duly convened meeting of such body; and it shall be the duty of the secretary of the company to record such resolution and the vote thereon in the Minute Book of the company.

     (c) This corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles of incorporation in the manner now or herein after prescribed by the statutes of Utah; and particularly, this corporation hereby reserves the right to increase at will, the amount of its stock in the manner provided by law and to issue additional stock at any time as may be determined by its board of directors. No holder of any stock of this corporation shall have any right to object to or prevent any such increase or the issuance of any such additional stock; and, upon any issue for money or other consideration or in any manner of stock of this corporation then authorized by not issue or subscribed for, whether so authorized by these articles of incorporation ro by subsequent increase in the number of its authorized shares of stock in accordance with law, the board of directors of this corporation may dispose of all such stock issues at their discretion, whether by offering the same to stock holders or by sale or other disposition as the may deem advisable.

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     IN WITNESS WHEREOF, The said incorporators have set their hands and seal.


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